Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
Biostar Pharmaceuticals, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (and the Prospectus included therewith), to be filed on December 30, 2016, of Biostar Pharmaceuticals, Inc. had been included in the Annual Report on the Form 10-K for the years ended December 31, 2015 and 2014 as filed with the U.S. Securities and Exchange Commission on April 14, 2016.

/s/ Mazars CPA Limited
Mazars CPA Limited
Certified Public Accountants
Hong Kong

December 30, 2016